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                                                                   EXHIBIT 10.36

                      THE COAST DISTRIBUTION SYSTEM, INC.

                            1999 STOCK INCENTIVE PLAN

        This 1999 STOCK INCENTIVE PLAN (the "Plan") is hereby established by THE COAST DISTRIBUTION SYSTEM, INC., a Delaware corporation (the "Company"), and adopted by its Board of Directors as of the 20th day of April 1999 (the "Effective Date").

                                   ARTICLE 1.
                              PURPOSES OF THE PLAN

        1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby to have an interest, similar to that of the Company's stockholders, in the success and increased value of the Company.

                                   ARTICLE 2.
                                   DEFINITIONS

        For purposes of this Plan, the following terms shall have the meanings indicated:

        2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

        2.2 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

        2.3 BOARD. "Board" means the Board of Directors of the Company.

        2.4 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

        2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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        2.6 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

        2.7 COMMON STOCK. "Common Stock" means the Common Stock, $.001 par value of the Company, subject to adjustment pursuant to Section 4.2 hereof.

        2.8 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

        2.9 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

        2.10 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.11 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

        2.12 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

                (a) If the Common Stock is then listed or admitted to trading on a stock exchange which reports closing sale prices or on the NASDAQ market system, the Fair Market Value shall be the closing sale price on the date of valuation on the principal stock exchange on which the Common Stock is then listed or admitted to trading or on the NASDAQ market system (as the case may be), or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such exchange or the NASDAQ market system on the next preceding day for which a closing sale price is reported.

                (b) If the Common Stock is not then listed or admitted to trading on a stock exchange which reports closing sale prices or the NASDAQ market system, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

                (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

        2.13 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        2.14 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

        2.15 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

        2.16 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable


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to a 10% Shareholder or because it exceeds the annual limit provided for in
Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

        2.17 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

        2.18 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

        2.19 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

        2.20 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

        2.21 OPTIONEE. "Optionee" means a Participant who holds an Option.

        2.22 PARTICIPANT. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

        2.23 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

        2.24 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to that Article 6.

        2.25 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

        2.26 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

        2.27 10% SHAREHOLDER. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3.
                                   ELIGIBILITY

        3.1 INCENTIVE OPTIONS. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

        3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Officers and other key employees of the Company or of an Affiliated Company, and members of the Board (whether or not employed by the Company or an Affiliated Company), are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.


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        3.3 LIMITATION ON SHARES. In no event shall any Participant be granted
Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 100,000 shares (which number shall be subject to adjustment for the events (such as, but not limited to, stock splits and stock dividends) described in Section 4.2 hereof.

                                   ARTICLE 4.
                                   PLAN SHARES

        4.1 SHARES SUBJECT TO THE PLAN. A total of three hundred thousand (300,000) shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

        4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5.
                                     OPTIONS

        5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

        5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, unless the Optionee is a 10% Shareholder on the date of grant, in which event the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted; and (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted.

        5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been


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held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

        5.4 TERM AND TERMINATION OF OPTIONS. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

        5.5 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

        5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

        5.7 NONTRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, any Option may be assigned or transferred in any manner which an "incentive stock option" is permitted to be assigned or transferred under the Code.

        5.8 RIGHTS AS SHAREHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

        5.9 NON-EMPLOYEE DIRECTORS. Notwithstanding any other provision of the Plan, each incumbent director of the Company who is neither an employee nor executive officer of the Company (a "non-employee director") shall automatically be granted Nonqualified Options to purchase two thousand (2,000) shares of the Company's Common Stock each year effective on the date of each Annual Meeting of Stockholders of the Company commencing in 2000; except that on the date any individual, who was not formerly an officer or employee of the Company or any parent or subsidiary of the Company, becomes a non-employee director of the Company for the first time, he or she shall automatically be granted Nonqualified Options to purchase two thousand (2,000) shares of common stock of the Company. Nonqualified Options to be granted to non-employee directors of the Company pursuant to this


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Section 5.9 shall (i) have an exercise price equal to one hundred percent (100%)
of the Fair Market Value on the date of grant, as determined in accordance with the terms of the Plan; (ii) have a term of ten (10) years; and (iii) otherwise be subject to the terms and provisions of the Plan. The Options granted upon the initial commencement of service as a non-employee director shall vest on the first anniversary of the date of grant. The Options automatically granted to non-employee incumbent directors on the date of each Annual Meeting of Stockholders shall vest six months after grant. Notwithstanding any other term or provision contained in the Plan, neither the Board of Directors nor the Committee may amend the amount, price or timing of Options granted under this
Section 5.9 more frequently than every six (6) months, except to comport with changes in the Code, the Employee Retirement Income Security Act, or Rule 16b-3 promulgated under the Exchange Act.

                                   ARTICLE 6.
                               RIGHTS TO PURCHASE

        6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

        6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

        6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

        6.4 RIGHTS AS A SHAREHOLDER. Upon complying with the provisions of
Section 6.2 hereof, including but not limited to the payment of the full Purchase Price in the manner provided in Section 6.3), an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

        6.5 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service


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Provider status for any reason whatsoever (including death or disability), the
Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

        6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

        6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

        6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                   ARTICLE 7.
                           ADMINISTRATION OF THE PLAN

        7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

        7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

        7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts


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fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8.
                                CHANGE IN CONTROL

        8.1 CHANGE IN CONTROL. The following provisions shall become applicable to any Change in Control of the Company in order to preserve the rights and benefits of any Participant under this Plan:

                (a) If there is an acquiring, surviving or successor person or entity (or any parent corporation thereof) in any Change of Control and such person or entity or parent thereof agrees to and does assume the outstanding Options or issues new options ("replacement options") or other incentives under a new incentive program ("New Incentives"), having comparable value in exchange for the outstanding Options (including in exchange for the unvested portion of such Options), then, each outstanding Option or replacement option or New Incentive (as the case may be) shall be appropriately adjusted, concurrently with the consummation of the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price or Purchase Price thereof such that the aggregate Exercise Price of each such Option or replacement option shall remain the same. In such event, vesting of outstanding Options shall not accelerate and shall continue in full force and effect. The Administrator, in its discretion, may provide in any Option Agreement that if such Option is assumed by the acquiring, surviving or successor entity (or parent thereof), or a replacement option or a New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then vesting of the Option or the replacement option or the New Incentive (as the case may be), shall accelerate if and at such time as the Participant's service as an employee, director, officer, consultant or other service provider to the successor entity (or a parent or any subsidiary thereof) is terminated involuntarily within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement.

                (b) If the acquiring, surviving or successor person or entity (or any parent corporation thereof) in any Change of Control does not agree to assume, or issue replacement options or New Incentives in exchange for, the outstanding Options, as contemplated by Paragraph 8.1(b) above, the following adjustments shall be made in order to preserve a Participant's rights and benefits:

                (i) Provided that the Change of Control is consummated, the vesting of all outstanding Options shall automatically accelerate effective immediately prior to the consummation of the Change in Control.

                (ii) The Administrator in its discretion may provide for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or "spread") between
        (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

                (iii) To the extent not exercised effective immediately prior to or concurrently with the consummation of the Change of Control, each Option and any unexercised Rights to


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        Purchase granted under this Plan, all rights and benefits accorded thereby, shall terminate automatically on consummation of the Change of Control transaction.

                (c) If a Change of Control involves the acquisition of at least a majority of the outstanding shares of Common Stock of the Company by means of an outright purchase of outstanding or newly issued shares of Common Stock of the Company, and does not involve or contemplate a merger, consolidation or reorganization of the Company with or an acquisition of its assets by, another entity, then, no changes or adjustments shall be made to any of the outstanding Options, all of which shall continue in full force and effect and unchanged; except that (i) the Administrator, in its discretion, may provide in any Option Agreement that if such a Change of Control occurs the vesting of the Option shall accelerate if and at such time as the Participant's service as an officer, employee or director is terminated involuntarily within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement, and (ii) the Administrator in its discretion may make either or both of the adjustments to the outstanding Options set forth in clauses (i) and (ii) of Paragraph 8.1(b) above.

                (d) If a Participant holds shares of Restricted Stock that are not fully vested at the time of a Change in Control, the provisions set forth above in this Article 8 with respect to the vesting of Options also shall apply to the vesting of shares of Restricted Stock. Thus, if the vesting of outstanding Options does not accelerate because they are assumed or replacement options of comparable value or New Incentives are issued in exchange therefor, as contemplated by Paragraph 8.1(a) above, then, the vesting provisions of the Restricted Stock shall also continue on a comparable basis following consummation of the Change in Control. Likewise, if the Change of Control is consummated to which Paragraph 8.1(b) or Paragraph 8.1(c) is applicable and the vesting of the Outstanding Options is accelerated pursuant thereto, then, the vesting of shares of Restricted Stock and termination of all restrictions thereon (other than restrictions imposed to secure payment of the unpaid portion (if any) of the Purchase Price of such Restricted Stock) also shall accelerate effective immediately prior to the consummation of the Change in Control.

                                   ARTICLE 9.
                      AMENDMENT AND TERMINATION OF THE PLAN

        9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

        9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on March 31, 2009 and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.


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                                   ARTICLE 10.
                                 TAX WITHHOLDING

        10.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                   ARTICLE 11.
                                  MISCELLANEOUS

        11.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

        11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

        11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.



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